Exhibit 3.3

CERTIFICATE OF FORMATION

OF

CHESAPEAKE MIDSTREAM GP, L.L.C.

January 21, 2010

This Certificate of Formation, dated January 21, 2010, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the Company is “Chesapeake Midstream GP, L.L.C.”

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

.

CHESAPEAKE MIDSTREAM GP, L.L.C

By:	/s/ Jennifer Grigsby
Name:	Jennifer Grigsby Organizer

Signature Page to

Certificate of Formation of Chesapeake Midstream GP, L.L.C.